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                                                                 EXHIBIT 24(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (Nos. 2-58884, 2-94753, 33-33775 and 33-33776) of Dean Foods Company of our report dated June 29, 1994 appearing on page 30 of the Dean Foods Company Annual Report to Shareholders for Fiscal Year Ended May 29, 1994, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of this Form 10-K.

                                          Price Waterhouse LLP

Chicago, Illinois
August 19, 1994